Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-164313 of Phillips Edison – ARC Shopping Center REIT Inc. on Form S-11 of:

•         Our report dated February 22, 2011, relating to the statement of revenues and certain operating expenses of Lakeside Plaza for the year ended December 31, 2009 appearing in the Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated February 22, 2011

•         Our report dated February 22, 2011, relating to the statement of revenues and certain operating expenses of Snow View Plaza for the year ended December 31, 2009 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated February 22, 2011

•         Our report dated August 22, 2011, relating to the statement of revenues and certain operating expenses of St. Charles Plaza for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated August 22, 2011

•         Our report dated December 27, 2011, relating to the combined statement of revenues and certain operating expenses of Centerpoint and Southampton Village for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated December 27, 2011

•         Our report dated December 27, 2011, relating to the statement of revenues and certain operating expenses of Burwood Village for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated December 27, 2011

•         Our report dated March 15, 2012, relating to the statement of revenues and certain operating expenses of Cureton Town Center for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated March 15, 2012

•         Our report dated May 4, 2012, relating to the combined statement of revenues and certain operating expenses of Tramway Crossing and Westin Centre for the year ended December 31, 2011 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated May 4, 2012

•         Our report dated July 10, 2012, relating to the statement of revenues and certain operating expenses of The Village at Glynn Place for the year ended December 31, 2011 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated July 10, 2012

•         Our report dated August 8, 2012, relating to the statement of revenues and certain operating expenses of  Vine Street Square for the year ended December 31, 2011 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated August 8, 2012

•         Our report dated November 7, 2012, relating to the statement of revenues and certain operating expenses of  Richmond Plaza for the year ended December 31, 2011 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated November 7, 2012

•         Our report  dated April 3, 2013 relating to the combined statement of revenues and certain operating expenses of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek and Macland Pointe for the year ended December 31, 2012 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated April 3, 2013 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement)

•         Our report dated April 3, 2013 relating to the statement of revenues and certain operating expenses of Fairlawn Town Centre for the year ended December 31, 2012 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT, Inc., dated April 3, 2013 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement)

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
April 16, 2013